EXHIBIT 3.1

CERTIFICATE OF MERGER

OF

AXAR CEMETERY MERGER CORP.

(a Delaware corporation)

WITH AND INTO

STONEMOR INC.

(a Delaware corporation)

November 3, 2022

Pursuant to Title 8, Section 251 of the Delaware General Corporation Law (as amended, the “DGCL”), the undersigned corporation, organized and existing under and by virtue of the DGCL, does hereby execute this Certificate of Merger and certify as follows:

FIRST: The name and state of incorporation of each of the constituent corporations to the Merger (as defined below) (the “Constituent Corporations”) are as follows:

Name	State of Incorporation
StoneMor Inc.	Delaware
Axar Cemetery Merger Corp.	Delaware

SECOND: That certain Agreement and Plan of Merger, dated as of May 24, 2022 (the “Merger Agreement”), by and among Axar Cemetery Parent Corp., a Delaware corporation (“Parent”), Axar Cemetery Merger Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and StoneMor Inc., a Delaware corporation (the “Company”), has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with the provisions of Section 251 (and with respect to Merger Sub, by written consent of its board of directors in accordance with Section 141(f)) of the DGCL.

THIRD: Pursuant to the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”). Following the Merger, the Company will continue as the surviving corporation and the separate corporate existence of Merger Sub will cease.

FOURTH: The name of the surviving corporation following the Merger shall be Stonemor Inc. (the “Surviving Corporation”).

FIFTH: The certificate of incorporation of the Surviving Corporation shall be amended and restated as of the Effective Time (as defined below) of the Merger to read in its entirety as set forth on Exhibit A attached hereto and incorporated herein by reference, and as so amended and restated

shall constitute the certificate of incorporation of the Surviving Corporation and shall continue in full force and effect until it is further amended in accordance with the DGCL.

SIXTH: The Merger shall become effective at 4:05 p.m. EST on November 3, 2022 (the “Effective Time”).

SEVENTH: The executed Merger Agreement is on file at the office of the Surviving Corporation at 3331 Street Road, Suite 200, Bensalem, PA 19020.

EIGHTH: A copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of either Constituent Corporation.

[SIGNATURE PAGE FOLLOWS]

The Undersigned has caused this Certificate of Merger to be executed by its duly authorized officer as of the 3 day of November, 2022.

Stonemor Inc.

By: /s/ Jeffrey DiGiovani

Name: Jeffrey DiGiovanni

Title: Senior Vice President and

Chief Financial Officer

[Signature Page to Certificate of Merger]

Exhibit A

Amended and Restated Certificate of Incorporation

(See attached)

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

STONEMOR INC.

FIRST: The name of the Corporation is StoneMor Inc.

SECOND: The address of the registered office of the Corporation in the State of Delaware is 850 New Burton Road, Suite 201, City of Dover, County of Kent, State of Delaware 19904. The name of the registered agent of the Corporation at such address is Cogency Global Inc.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

FOURTH: The total number of shares of stock that the Corporation shall have authority to issue is 200,000,000 shares of Common Stock, with a par value of $0.01 per share.

FIFTH: The board of directors of the Corporation shall have the power to adopt, amend or repeal the Bylaws of the Corporation, except as may be otherwise provided in the Bylaws of the Corporation or herein.

SIXTH: To the fullest extent permitted by the DGCL as the same exists or as may hereafter be amended, and consistent with the provisions of the bylaws of the Corporation,1 no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment, alteration or repeal of this Article SEVENTH that adversely affects any right of a director shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, alteration or repeal.

SEVENTH: The Corporation expressly elects not to be governed by Section 203 of the DGCL.

EIGHTH: The Corporation reserves the right to amend or repeal any provisions contained in this Amended and Restated Certificate of Incorporation from time to time and at any time in the manner prescribed by the laws of the State of Delaware.

DM3\9167099.1